EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 33-96852, 333-82526, 333-190028 and 333-208398) of Mid-America Apartment Communities, Inc.,

(2)	Registration Statement (Form S-3 No. 333-223281) pertaining to the Dividend and Distribution Reinvestment and Share Purchase Plan of Mid-America Apartment Communities, Inc.,

(3)	Registration Statement (Form S-8 No. 333-123945) pertaining to the Non-Qualified Deferred Compensation Plan for Outside Company Directors of Mid-America Apartment Communities, Inc.,

(4)
Registration Statement (Form S-8 No. 333-115834) pertaining to the Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan and the 2004 Stock Plan of Mid-America Apartment Communities, Inc.,

(5)	Registration Statement (Form S-8 No. 33-91416) pertaining to the 1994 Employee Stock Purchase Plan of Mid-America Apartment Communities, Inc.,

(6)
Registration Statement (Form S-8 No. 333-191541) pertaining to the Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan, Colonial Properties Trust 2008 Omnibus Incentive Plan and Colonial Properties Trust Third Amended and Restated Shares Option and Restricted Shares Plan,

(7)	Registration Statement (Form S-8 No. 333-196250) pertaining to the Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan,

(8)	Registration Statement (Form S-8 No. 333-225136) pertaining to the Second Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan, and

(9)	Registration Statement (Form S-8 No. 333-214993) pertaining to the Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan

and in the related Prospectuses of our report dated February 22, 2018 (except for the effects of changes in segments as discussed in Note 14, as to which the date is September 26, 2018), with respect to the consolidated financial statements and schedule of Mid-America Apartment Communities, Inc. and our report dated February 22, 2018, with respect to the effectiveness of internal control over financial reporting of Mid-America Apartment Communities, Inc., included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Memphis, Tennessee
September 26, 2018